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                                                                   EXHIBIT 10.21



                               PRIVATE AND CONFIDENTIAL

                                                              January 28, 1997

Mr. Wesley D. Minami
7926 Longridge Court
Cabin John, MD 20818

Dear Mr. Minami:

    This letter agreement (this "Agreement") sets forth the substance of our understandings and agreements with respect to your employment relationship with Ascent Entertainment Group, Inc., a Delaware corporation (together with its affiliates, the "Company"), as a result of your resignation. Subject to the conditions listed below, you will remain in the employ of the Company as described below through December 1, 1997 (the "Expiration Date"). Based on the foregoing and the terms and conditions stated below, the Company and you agree as follows:

    1. (a) You resign as Vice President, Chief Financial Officer and Treasurer of the Company, and from any and all other offices, positions or agencies with the Company and its affiliates effective December 1, 1996.

         (b) During the period from December 1, 1996 through the Expiration Date (the "Severance Period"), you agree to provide advice to the Company and its affiliates with respect to matters which may arise in connection with your former duties, subject at all times to your availability to provide such services. In consideration for your prior service to the Company, your entering into this Agreement, and your providing the advice described in the immediately preceding sentence, during the Severance Period the Company will pay you your current base salary and provide the other benefits described in this Agreement. All expenses incurred by you in connection with your employment by

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Mr. Wesley D. Minami
January 28, 1997
Page 2


         the Company for travel between your home in Maryland and the Company's headquarters in Denver, and your temporary living expenses in the Denver area, shall be reimbursed by the Company and, if such reimbursements are reported as income to you, shall be "grossed-up" for tax purposes.

         (c) During the Severance Period, you will continue to be eligible for all of employee benefits for which you would otherwise be eligible, including, without limitation, standard outplacement services, the Company's Flexible Benefits program, and the Savings and Profit-Sharing Plan, except as set forth in the following sentence. You will not be eligible for the following benefits otherwise available to employees of the Company: salary increases of any nature; additional stock-based bonuses or awards of any nature or any cash bonuses or awards; educational assistance; your deferred compensation shall accrue interest at the lower rate prescribed by the plan for employees terminating their employment prior to retirement; or any benefits for which employees or senior executives of the Company are otherwise eligible as a result of a change in control of the Company; PROVIDED, HOWEVER, that if a transaction is announced prior to March 1, 1997, and such transaction actually results in a change in control during the Severance Period having a substantially similar economic effect announced prior to March 1, 1997, or if a subsequent transaction which effectively replicates the economic effects of the previously announced transaction is announced within thirty days after the previously announced transaction is abandoned and consummated during the Severance Period, then any restricted stock or options of the Company or COMSAT Corporation ("COMSAT") held by you shall vest on the same basis as similar restricted stock or options held by other officers of the Company (excluding the President and Chief Executive Officer

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Mr. Wesley D. Minami
January 28, 1997
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         and the Executive Vice President, Finance and Chief Operating Officer)
         pursuant to any benefit plan or program adopted in connection with such change in control. For all purposes of service credit under the benefit plans of the Company or COMSAT , your last date of employment will be December 1, 1997; PROVIDED, HOWEVER, that the Company shall request that each of the Company's Compensation Committee and the COMSAT Compensation Committee consider at their respective February 1997 meetings whether the restricted stock or options of the Company or COMSAT, as the case may be, set forth on Exhibit A shall continue to vest through March 1, 1998 and shall continue to be exercisable through June 1, 1998, recognizing that each committee's decision shall be made in the sole discretion of such committee. Attached hereto as Exhibit A is a complete list of all restricted stock awards, restricted stock units and stock options which you have been granted by the Company or COMSAT. You may retain the laptop computer which has been provided to you by the Company for your professional use, in addition to any items which have been given to you by the Company for your personal use.

         (d) During the Severance Period, you shall be free at all times to seek, take on and perform other business and employment opportunities and responsibilities outside the Company ("Other Business"), whether or not for compensation, subject only to the express terms and conditions of this Agreement. In the event that you engage in any Other Business in which you are gainfully employed on a full-time basis, your compensation from such employment shall offset up to 50% of the Company's continuing salary obligations under this Agreement.

    2. In consideration of the Company's agreement to enter into this Agreement, you agree to the general release and covenant not to sue contained in this paragraph 2

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Mr. Wesley D. Minami
January 28, 1997
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         and the other provisions of this Agreement, it being understood that this release shall not waive any claim for benefits to which you are or may be entitled under this Agreement, or any other payments or other benefits to which you are entitled, or will become entitled pursuant to the specific terms of any other employee benefit plans of the Company or COMSAT.

         (a) You, on behalf of yourself and your heirs, executors, administrators, successors and assigns, agree to release, discharge and covenant not to sue the Company, its affiliated companies and its and their predecessors, successors, assigns, shareholders, directors, officers, employees, administrators, fiduciaries and agents, in their individual and representative capacities (hereinafter in this paragraph 2 referred to collectively as "Ascent") with respect to all claims, charges, causes of action, liabilities, suits, debts and demands, of any kind or nature, which you had, have or may have against Ascent (collectively "Waived Claims"), including, without limitation, (i) any claims relating to your employment with Ascent;
         (ii) any claims relating to the termination of your employment pursuant to the terms of this Agreement; (iii) any claims relating to the terms, conditions and benefits associated with such employment or your termination from employment; (iv) any claims under any local, state or federal antidiscrimination law, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, and the Fair Labor Standards Act; (v) any claims at common law, including, without limitation, claims for breach of an express or implied contract, or wrongful discharge; or (vi) any other claims, statutory or otherwise.

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Mr. Wesley D. Minami
January 28, 1997
Page 5


         (b) You agree not to initiate or participate in or assist in any way in any individual or class action lawsuit against Ascent with respect to any Waived Claims, unless compelled to do so by legal process or court order. You further agree to waive any remedy or recovery in any action which may be brought on your behalf by any governmental agency or other person with respect to any Waived Claims.

    3. Except to the extent provided herein, you release and waive any and all rights or claims you may have to reemployment with the Company or any of its affiliated companies after the Expiration Date, and agree that you will not apply for employment with the Company or any of its controlled affiliates after such date without the express written consent of the President of Ascent Entertainment Group, Inc. prior to making such application, which consent may be withheld in his sole discretion. Further, you agree that you will not apply for employment with COMSAT or any of its controlled affiliates (other than the Company and its controlled affiliates) after such date without the express written consent of the Vice President, Human Relations and Organizational Development, of COMSAT prior to making such application, which consent may be withheld in his sole discretion.
         You further understand and agree that the Company's compliance with the terms of this Agreement during the Severance Period is conditioned upon the following:

         (a) You acknowledge that: (i) the business of the Company (the "Business") is conducted in the United States of America generally and the States of Colorado, California and Florida in particular; (ii) the reputation and goodwill of the Company, which constitutes a part of the Business, are an integral part of the success of the Business throughout the areas where the Company conducts its business; and

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Mr. Wesley D. Minami
January 28, 1997
Page 6


         (iii) if you deprive the Company of any of the Business's reputation and goodwill or in any manner utilizes its reputation and goodwill in competition with the Business, the Company will be deprived of the benefits of its Business. Accordingly, as an inducement for the Company to enter into this Agreement, you agree that during the Severance Period you shall not, without the prior written consent of the President of Ascent Entertainment Group, Inc. which consent shall not be unreasonably withheld or delayed, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by the Company (excluding COMSAT), and you further agree that during the Severance Period you shall not, without the prior written consent of the Vice President, Human Relations and Organizational Development of COMSAT, which consent shall not be unreasonably withheld or delayed, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by COMSAT.

              For the purpose of this Agreement, a business shall be considered to be competitive with any business of the Company or COMSAT only if such business is engaged in providing services or products (i) similar to any service or product currently provided by the Company or COMSAT or provided by the Company or COMSAT as of the date, and (ii) to customers, distributors or

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Mr. Wesley D. Minami
January 28, 1997
Page 6


         clients of the type served by the Company or COMSAT as of the date hereof.

              (b) You will not (for your own benefit or for the benefit of any person or entity other than the Company or its affiliates) solicit, or assist any person or entity other than the Company or its affiliates to solicit, any officer, director, executive or employee (other than an administrative or clerical employee) of the Company or its affiliates to leave his or her employment.

              (c) You acknowledge and agree that (i) the markets served by the Company are national and international and are not dependent on the geographic location of executive personnel or the businesses by which they are employed; (ii) the length of the non-competition period and solicitation period is linked to the term of the Severance Period; and
         (iii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Company.

              (d) Nothing in this paragraph 3 shall be deemed to prohibit you from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Company, PROVIDED that such investments (i) are passive investments and constitute two percent (2%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market, or (ii) are approved by the President of the Company.

              (e) Further, you agree that you will not criticize, disparage, slander, defame, impugn or make any statement to third parties orally or in writing, or

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Mr. Wesley D. Minami
January 28, 1997
Page 8


         take, or omit to take, any other actions that will damage or harm the Company or its officers and directors, or the reputations of any of them.

    4. You agree that, except as agreed upon in writing by the Company, you will not communicate or disclose, in any manner, the terms, nature or scope of this Agreement to any person except: (a) as may be required by law, rule, or regulation of any governmental agency; (b) to your attorneys, accountants, or tax consultants; (c) to members of your immediate family; or (d) to a court of competent jurisdiction for purposes of enforcing the terms hereof.

    5. Because of the nature of the terms of this Agreement and the general release and covenant not to sue contained herein, by agreeing to this Agreement you acknowledge that you have been advised, in writing, by the Company to consult with an attorney prior to executing this Agreement, that you have had an opportunity to do so and that you understand the nature, terms and effects of this Agreement, and the general release and covenant not to sue. You further acknowledge that the Company has not made any representations to you, or your agents or successors and assigns, concerning this Agreement, or the general release and covenant not to sue, other than those contained herein.

    6. Finally, you agree and acknowledge that this Agreement, and the general release and covenant not to sue contained herein, shall not operate or be construed as an admission by the Company of any violation of your employment relationship with the Company or any local, state or federal statute or regulation or of any duty at common law or otherwise owed to you, your successors or assigns.

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Mr. Wesley D. Minami
January 28, 1997
Page 9


    7. This Agreement shall inure to the benefit of and is binding upon the Company and you, and our respective heirs, executors, administrators, successors, representatives and assigns.

    8. This Agreement may not be modified or amended except in writing signed by the parties.

    9. This Agreement shall be governed and construed exclusively under the laws of the State of Colorado.

    10. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been delivered on the date when personally delivered or mailed, by certified or registered mail, return receipt requested, addressed to the intended recipient as follows:

         (a)  If to the Employee:

              Mr. Wesley D. Minami
              7926 Longridge Court
              Cabin John, MD 20818

              With a copy to:

              Robert Gault, Esquire
              Minsk, Levin, Cohn & Ferris
              1 Financial Center
              40th Floor
              Boston, MA 02111

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Mr. Wesley D. Minami
January 28, 1997
Page 10


         (b)  If to the Company:

              Mr. Charlie Lyons
              President and Chief Executive Officer
              Ascent Entertainment Group, Inc.
              1200 Seventeenth Street
              Denver, CO  80202

              With a copy to:

              Arthur M. Aaron, Esq.
              Vice President, Business and Legal Affairs
              Ascent Entertainment Group, Inc.
              1200 Seventeenth Street
              Denver, CO  80202

    If you agree to the foregoing, please sign both originals of this letter in the space provided below and return one original to the undersigned.

                        ASCENT ENTERTAINMENT GROUP, INC.



                        By:   /s/  James A. Cronin, III
                            -------------------------------
                            Name: James A. Cronin, III
                            Title: Executive Vice President,
                                   Finance and COO

Agreed and acknowledged
Date:   1/30/97
     -----------------



 /s/  Wesley D. Minami
-----------------------
Wesley D. Minami

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                                                                     EXHIBIT A
                                   WESLEY D. MINAMI

STOCK OPTIONS (NON-QUALIFIED)

Shares             Issue Date     Exercise Price      Exercise/Release Dates
------             ----------     --------------      ----------------------
COMSAT CORPORATION

6,000              05/03/93       $30.0625            6,000 vested as of
                                                      05/03/96

5,000              01/21/94       $27.6250            2,500 as of 01/21/96
                                                      2,500 on 01/21/97

6,000              01/20/95       $19.3125            1,500 on 01/20/96
                                                      1,500 on 01/20/97
                                                      3,000 on 01/20/98
ASCENT ENTERTAINMENT GROUP, INC.

100,000            12/18/95       $15.00              10,000 on 12/18/96*
                                                      15,000 on 12/18/97*
                                                      25,000 on 12/18/98*
                                                      25,000 on 12/18/99
                                                      25,000 on 12/18/00
RESTRICTED STOCK AWARDS

COMSAT CORPORATION

345                01/24/94                             345 on 1/21/97
3,000              02/18/94                             600 on 02/18/97
                                                      1,200 on 02/18/98
                                                      1,200 on 02/18/99

1,000              01/19/95                             200 on 01/19/98
                                                        400 on 01/19/99
                                                        400 on 01/19/00

* These options vest but will not be exercisable until 12/18/98 so long as COMSAT Corporation continues to hold 80% of the outstanding common stock of Ascent. However, in light of the nature of this agreement, the Company will use its reasonable

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    efforts to cause such shares to be exercisable prior to the Expiration
    Date, so long as such exercise will not cause COMSAT Corporation to hold less than 80% of the outstanding common stock of Ascent. If such exercise would cause COMSAT to go below 80%, the parties shall mutually agree upon an alternative form of compensation.